Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2010, by and among AKORN, INC., a Louisiana corporation (the “Company”), THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989 (the “Kapoor Trust”) and EJ Funds LP, a Delaware limited partnership (“EJ Funds” and together with the Kapoor Trust and their respective Affiliates, the “Investors”).  Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Restated Credit Agreement (herein defined).

WITNESSETH:

WHEREAS, on January 7, 2009, the Company, Akorn (New Jersey), Inc., an Illinois corporation (“Akorn NJ”), and General Electric Capital Corporation, a Delaware corporation (“GE Capital”), as agent and a lender, entered into a Credit Agreement (the “Credit Agreement”);

WHEREAS, on March 31, 2009, GE Capital assigned the Credit Agreement to EJ Funds pursuant to an Assignment Agreement, and EJ Funds became the sole agent and lender under the Credit Agreement;

WHEREAS, on April 13, 2009, the Company, Akorn NJ and EJ Funds entered into a Modification, Warrant and Investor Rights Agreement (the “Modification Agreement”) that, among other things, modified certain provisions of the Credit Agreement, reduced the aggregate revolving loan commitment from $25,000,000 to $5,650,000 and provided EJ Funds and its Affiliates with certain registration rights as set forth in the Modification Agreement;

WHEREAS, on August 17, 2009, the Company, Akorn NJ and EJ Funds, as sole agent and lender under the Credit Agreement, as amended by the Modification Agreement, entered into an Amended and Restated Credit Agreement to, among other things, increase the aggregate revolving loan commitment from $5,650,000 to $10,000,000, eliminate the letter of credit subfacility and to temporarily suspend the financial covenants to the extent reflected (as may be amended, restated, modified or otherwise supplemented from time to time, the “Restated Credit Agreement”);

WHEREAS, on August 17, 2009, the Kapoor Trust, as subordinated lender, permitted the Company to extend the maturity of the Company’s subordinated note for five years on substantially similar terms as in effect prior to the maturity of the original subordinated note, which indebtedness is evidenced by an Amended and Restated Subordinated Promissory Note of even date herewith (the “Restated Subordinated Note”); and

WHEREAS, in order to induce EJ Funds to enter into the Restated Credit Agreement and to induce the Kapoor Trust to enter into the Restated Subordinated Note, on August 17, 2009, the Company (i) issued to EJ Funds a warrant for the purchase of up to One Million Six Hundred Fifty Thousand Eight Hundred Six (1,650,806) shares of common stock, no par value per share, of the Company (“Common Stock”) (the “First Warrant”), (ii) issued to the Kapoor Trust a warrant for the purchase of up to Two Million Ninety-Nine Thousand Nine Hundred Thirty-Five (2,099,935) shares of Common Stock (the “Second Warrant”) and (iii) entered into that certain Registration Rights Agreement which is hereby amended and restated by this Agreement to provide to the Investors and their respective Affiliates certain registration rights on terms substantially similar to those previously granted under the Modification Agreement (which agreement ceased to be in effect upon execution of the Restated Credit Agreement) and to clarify that such registration rights extend to the shares of Common Stock (defined herein) issuable upon exercise of the First Warrant and the Second Warrant.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   EITF 00-19 Matters.  In light of concerns raised by the Company’s auditors regarding EITF 00-19, the parties hereby acknowledge that (i) in the event that the Company, after using its good faith commercially reasonable efforts in accordance with Section 2, is not able to maintain the registration of the Common Stock issuable upon exercise of the First Warrant and/or the Second Warrant, then net-cash settlement would not be required and instead unregistered shares would be acceptable under such circumstances and (ii) the term “commercially reasonable efforts” when used in this Agreement shall have the traditional meaning of such term and not mean an absolute obligation of the Company.

2.   Registration Rights.  The Company hereby agrees as follows:

(a)   Resale Registration Statement.  The Company shall (subject to Section 2(b)) use commercially reasonable efforts to:

(i)   cause to be filed with the U.S. Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than forty-five days (45) days after the date hereof (the “Resale Filing Deadline”), a registration statement pursuant to Rule 415 under the Securities Act (defined in Section 2(g) ) (the “Resale Registration Statement”), which Resale Registration Statement shall provide for resales and Transfers (defined in Section 2(g) ) of all Registrable Securities (defined in Section 2(g) ) by the Holders (defined in Section 2(g) ) as permitted by such Rule 415;

(ii)   cause the Resale Registration Statement to be declared effective by the SEC at the earliest practicable time, but in no event later than the earlier to occur of (i) if the SEC notifies the Company that it does not intend to review the Resale Registration Statement, ten (10) days after the Company receives such notice from the SEC; or (ii) if the SEC notifies the Company that it intends to review the Resale Registration Statement, one-hundred fifty (150) days after Resale Filing Deadline (or if such day is not a Business Day, the next succeeding Business Day, the “Resale Effective Deadline”);

(iii)   in connection with the foregoing, file all pre-effective amendments to the Resale Registration Statement as may be necessary in order to cause such Resale Registration Statement to become effective and, if applicable, a post-effective amendment to the Resale Registration Statement pursuant to Rule 430A under the Securities Act; and

(iv)          cause the Resale Registration Statement to remain Continuously Effective (defined in Section 2(g)), supplemented and amended as required by the provisions of Section 2(c) to the extent necessary to ensure that it is available for resales and Transfers of Registrable Securities by the Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period beginning on the Resale Effective Deadline and continuing through the earliest to occur of (A) the date no shares of Common Stock qualify as Registrable Securities, (B) the date on which all of the Registrable Securities may be sold in a single transaction by the Holder to the public pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act permitting the resale of restricted securities without the necessity of a registration statement under the Securities Act or (C) the date upon which the Investors have Transferred all of the Registrable Securities.

(b)   Postponement of Registration Statement.  The Company shall be entitled to (i) postpone the effectiveness of the Resale Registration Statement filed pursuant to this Agreement and (ii) suspend the use of any Prospectus (defined in Section 2(g) ) included in the Resale Registration Statement, in the event (a) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose; (b) upon the occurrence of an event set forth in Section 2(c)(ii) or Sections 2(c)(v)(2)-(4); or (c) the Company’s chief executive officer delivers to the Holders an executed certificate stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders either for such Resale Registration Statement to become effective or for Transfers to be made thereunder (including, without limitation, due to the inadvisability of filing a required prospectus supplement or post-effective amendment), because such action would materially interfere with, or require premature disclosure of, any bona fide plan or proposal by the Company to engage in any material financing, acquisition, disposition, reorganization, merger or tender offer or other significant transaction.  Notwithstanding anything to the contrary, the Company shall not exercise its rights under this Section 2(b) more than twice in any twelve (12) month period, nor for a period of more than sixty (60) days.

(c)   Registration Procedures.  In connection with the Company’s obligations arising under this Agreement regarding the Resale Registration Statement (and any other Prospectus required by this Agreement to permit the resale and Transfer of Registrable Securities), the Company will (subject to Section 2(b) and, where applicable, subject to the Resale Registration Statement having been declared effective) use commercially reasonable efforts to:

(i)   effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution selected by the Holders of the Registrable Securities and permitted by Rule 415, and keep the Resale Registration Statement Continuously Effective for all periods required by this Agreement;

(ii)          upon the occurrence of any event that would cause the Resale Registration Statement or any Prospectus filed in connection therewith (i) to contain a material misstatement or omission or (ii) not to be effective and usable for resale and Transfer of Registrable Securities during any period required by this Agreement, the Company shall file promptly an appropriate amendment to the Resale Registration Statement or a prospectus supplement, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), if a post-effective amendment is utilized, cause such amendment to be declared effective and the Resale Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(iii)          prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the applicable period set forth in Section 2(a);

(iv)         cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Resale Registration Statement or supplement to the Prospectus;

(v)          advise the Holders promptly and, if requested by such Persons, to confirm such advice in writing, (1) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Resale Registration Statement or any post-effective amendment thereto, when the same has become effective; (2) of any request by the SEC for amendments to the Resale Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto; (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; (4) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the SEC shall issue any stop order suspending the effectiveness of the Resale Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall obtain the withdrawal or lifting of such order as soon as practicable.  The Investors acknowledges that trading the Company’s securities while in possession of material non-public information is not permitted under federal and state securities laws;

(vi)         furnish without charge to each of the Holders, and each of the underwriter(s) if any, before filing with the SEC, copies of the Resale Registration Statement or any Prospectus included therein or any amendments or supplements to the Resale Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of the Resale Registration Statement but excluding documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and any exhibits to such filings), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three (3) Business Days, and the Company will not file the Resale Registration Statement or Prospectus or any amendment or supplement to the Resale Registration Statement or Prospectus (including all such documents incorporated by reference but excluding documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and any exhibits to such filings) to which a Holder covered by such registration statement or the underwriter(s), if any, shall reasonably object in writing within three (3) Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy or e-mail transmission within such period), unless the Company receives advice from legal counsel that the delay required by such review period would be detrimental to the Company.  For purposes of this Section 2(c)(vi), the objection of a Holder or underwriter, if any, shall be deemed to be reasonable if the Resale Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(vii)          make available any document that is incorporated by reference into the Resale Registration Statement or Prospectus, provide copies of such document to the Holders, and to the underwriter(s), if any, and make the Company’s representatives available for discussion of such document and other customary due diligence matters;

(viii)         make available at reasonable times for inspection by the Holders or underwriter(s), if any, participating in any disposition pursuant to the Resale Registration Statement and any attorney or accountant retained by the Holders or underwriter(s), if any, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Holders, underwriter(s), if any, or their attorneys or accountants in connection with the Resale Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the underwriter(s), if any, and make members of the Company’s senior management available at reasonable times and places to participate in “road-shows” and investor calls as the underwriter(s), if any, may request;

(ix)   if requested by a Holder or the underwriter(s), if any, to promptly incorporate in the Resale Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(x)   furnish to each Holder and each of the underwriter(s), if any, upon request, without charge, at least one copy of the Resale Registration Statement, as first filed with the SEC, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(xi)          deliver to each Holder and each of the underwriter(s), if any, upon request, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request;

(xii)         enter into such customary agreements (including a customary underwriting agreement), and make such customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to the Resale Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder or underwriter(s), if any, in connection with any resale or Transfer pursuant to the Resale Registration Statement; and if and only if the registration is an Underwritten Registration (defined in Section 2(g)), the Company shall:

(1)   furnish to each Holder, and each underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the initial effective date of the Resale Registration Statement:

(A)   a certificate, dated the date of the date of effectiveness of the Resale Registration Statement signed by (i) the Chief Executive Officer or President and (ii) the principal financial or accounting officer of the Company confirming, as of the date thereof, such matters (including, without limitation representations and warranties) as the Holders and underwriters may reasonably request;

(B)   an opinion, dated the date of effectiveness of the Resale Registration Statement, of outside counsel for the Company, covering such matters as the Holders and the underwriter(s) may reasonably request, and in any event including a statement to the effect that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the underwriter(s), and counsel to the underwriter(s) at which the contents of the Resale Registration Statement and the related Prospectus and related matters were discussed and, on the basis of the foregoing, no facts have come to such counsel’s attention that would lead such counsel to believe that (i) the Resale Registration Statement, at the time of the Resale Registration Statement or any post effective amendment thereto became effective, or (ii) that the Prospectus contained in the Resale Registration Statement as of its date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(C)   a customary comfort letter, dated the date of effectiveness of the Resale Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in any comfort letters delivered pursuant to the Resale Registration Statement;

(2)   set forth in full the indemnification provisions and procedures of Section 2(f) with respect to all parties to be indemnified pursuant to said Section; and

(3)   deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 2(c)(xii)(1)(A) and with any customary conditions contained in the underwriting agreement entered into by the Company pursuant to this Section 2(c)(xii) .

If at any time the representations and warranties of the Company contemplated in Section 2(c)(xii)(1)(A) cease to be true and correct, the Company shall so advise the Holders and the underwriter(s), promptly and, if requested by such Persons, shall confirm such advice in writing;

(xiii)   prior to any public offering of Registrable Securities, cooperate with the Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Resale Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Resale Registration Statement, in any jurisdiction where it is not then so subject and provided, further, that if the Common Stock is not then a “covered security” as defined in Section 18 of the Securities Act, then the Company shall not be required to register and qualify the Registrable Securities under the state securities or blue sky laws in more than ten (10) states;

(xiv)          cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends (subject to the limitations set forth in Section 2(d)); and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least three (3) Business Days prior to any sale of Registrable Securities made by such Holders or underwriter(s), if any; provided, the Holders provide the Company with the necessary information to prepare such certificates at least four (4) Business Days prior to the applicable sale of Registrable Securities;

(xv)   if any fact or event contemplated by Section 2(c)(v)(4) shall exist or have occurred, prepare a supplement or post-effective amendment to the Resale Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi)          cooperate and assist in any filings required to be made with FINRA (defined in Section 2(g)) and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii)         otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Resale Registration Statement;

(xviii)        cause all securities covered by the Resale Registration Statement to be listed on each securities exchange or automated quotation system on which the Common Stock issued by the Company is then listed if requested by any Holder or the underwriter(s), if any; and

(xix)   provide promptly to each Holder upon request each document filed with the SEC pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

(d)   Holder Obligations.  Each Holder agrees to, and in addition it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Holders, that each Holder shall:

(i)             Promptly furnish to the Company such information regarding the Holder, the number of the Registrable Securities owned by it, the number of Registrable Securities to be registered and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities of the Holders, and cooperate fully with the Company in preparing the Resale Registration Statement and any related Prospectus;

(ii)            If the Company has delivered a Prospectus to the Holder and after having done so the Prospectus is amended or supplemented to comply with the requirements of the Securities Act, at the written request of the Company, the Holder shall immediately cease making offers or Registrable Securities and, upon receipt of the amended or supplemented Prospectus from the Company, the Holder shall use only such amended or supplemented Prospectus in making offers of the Registrable Securities;

(iii)           During such time as the Holder may be engaged in a distribution of Registrable Securities, the Holder shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things, (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such regulation or (ii) distribute Registrable Securities under the Resale Registration Statement other than in the manner described in the Resale Registration Statement;

(iv)   If the Company has delivered to the Holder written notice in accordance with Section 2(b), then the Holder shall immediately cease making offers or Transfers of Registrable Securities until the Company shall have given the Holder written notice that the Holder may once again commence making offers or Transfers of Registrable Securities under the current (or amended or supplemented) Prospectus; and

(v)   Dispose of the Registrable Securities only (a) pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or (b) pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws, including providing the Company an opinion of counsel selected by the Holder, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(e)   Registration Expenses:

(i)   Company Expenses.  Subject to Section 2(e)(ii), all expenses incident to the Company’s performance of or compliance with this Section 2, including all registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for the Company and its independent certified public accountants, the Company’s internal expenses and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (all such expenses being herein called “Registration Expenses”) shall be borne by the Company.

(ii)   Holder Expenses.  In connection with the registration contemplated hereunder, the Company shall reimburse the Holders included in a registration for the reasonable fees and disbursements of one counsel.  The Holders, and not the Company, shall be responsible for all fees and expenses of underwriters (including discounts and commissions attributable to the Registrable Securities included in such registration).

(f)   Indemnification; Contribution.  If any Registrable Securities are included in a registration statement under this Agreement:

(i)   To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, and the partners, members, officers, directors, employees, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorney’s fees and disbursements and reasonable expenses of investigation (collectively, “Losses”), incurred by such Person pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such Losses arise out of or are based upon any of the following statements or omissions (collectively, a “Violation”):

(1)   any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendments or supplements thereto; or

(2)   the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification required by this Section 2(f)(i) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder or any underwriter expressly for use in connection with such registration; and provided, further, that any indemnification required by this Section 2(f)(i) shall not apply to the extent that any such Loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, included in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given by the Holder or any underwriter to the Person alleging damage at or prior to the confirmation of sale to such Person; and provided, further, that this indemnity shall not apply to the extent that any such Loss is based on an offer or Transfer of Registrable Securities during any period which the Company has notified the Holder that such offers and Transfers must cease under the Agreement, including under Section 2(b), Section 2(c)(ii) or Section 2(c)(v) .

(ii)   To the extent permitted by applicable law, the Holders (severally and not jointly) shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Resale Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each officer, director, partner, and employee of such controlling Person, against any and all Losses incurred by such Person pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such Losses arise out of or are based upon any Violation, in each case to the extent that such Violation arises out of or is based upon information furnished in writing by or on behalf of a Holder expressly for use in connection with such registration, or upon the Holder’s failure to properly and timely deliver an “official” Prospectus, or upon the Holder’s use of a written or oral prospectus other than the “official” Prospectus; provided, however, that any indemnification required by this Section 2(f)(ii) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holders (which consent shall not be unreasonably withheld) and in no event shall the amount of any indemnity obligation under this Section 2(f)(ii) exceed the gross proceeds from the applicable offering received by the Holders.

(iii)   Promptly after receipt by an indemnified party under this Section 2(f) of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 2(f), such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses (in each case, to the extent reasonable) to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2(f) to the extent, but only to the extent, of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 2(f).  Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels).

(iv)   If the indemnification required by this Section 2(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 2(f) :

(1)   the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2(f)(i), 2(f)(ii) and 2(f)(iii), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding;

(2)   the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 2(f)(iv)(1).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)   The obligations of the Company and the Holders under this Section 2(f) shall survive the completion of any offering of Registrable Securities pursuant to the registration statement under this Agreement, and otherwise.

(g)   Definitions.  The following terms used in this Section 2 shall have the following meanings:

“Continuously Effective” with respect to the Resale Registration Statement means that such registration statement shall not cease to be effective and available for Transfers of Registrable Securities.

“FINRA” means the Financial Industry Regulatory Authority (f/k/a the National Association of Securities Dealers) and any successor entity.

“Holder” means with respect to any Registrable Securities, EJ Funds or the Kapoor Trust, as applicable, unless and until EJ Funds or the Kapoor Trust, as applicable, Transfers such Registrable Securities to new Holders in accordance with Section 3(e).

“Prospectus” means any prospectus included in the Resale Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registrable Securities” means (a) any Common Stock now held by any Investor or any of their respective affiliates or issuable or issued upon any conversion or exercise of any other securities (including the First Warrant, the Second Warrant and any other warrants) held by any Investors or its affiliates and (b) any Common Stock issued or issuable with respect to any of the securities referred to in clause (a) by way of an event triggering any adjustment in the number of shares of Common Stock into which such securities convert or are exercisable.  Except for purposes of Section 2(a)(iv)(C), Registrable Securities shall be deemed to be outstanding and in existence, whenever such Person has the right to acquire such Registrable Securities upon exercise or conversion of such securities, whether or not such exercise or conversion has actually been effected, and such Person shall be entitled to exercise the rights of a Holder of such Registrable Securities hereunder.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been registered and Transferred pursuant to the Securities Act or (y) have been Transferred pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act permitting the resale of restricted securities without the necessity of a registration statement under the Securities Act.

 Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at that time.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”; provided, further, however, no “Transfer” shall be deemed to have occurred if EJ Funds or the Kapoor Trust, as the case may be, continues to be an affiliate of the Holder of the Registrable Securities after giving effect to such transfer or other distribution.

“Underwritten Registration” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

3.   Miscellaneous.

(a)   Entire Agreement.  This Agreement reflects the entire understanding of the parties with respect to the subject matter of registration rights herein contained and supersedes any prior agreements, whether written or oral, in regard thereto.

(b)   Governing Law.  This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York and all applicable laws of the United States of America.

(c)   WAIVER OF RIGHT TO JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE A JUDGE OF A COURT OF COMPETENT JURISDICTION.

(d)   Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.  This Agreement may be executed and transmitted by facsimile and with confirmation of transmission shall have the same binding effect as though such executed Agreement was delivered as an original.

(e)   Assignment; Binding Nature.  The Investors may assign their rights under this Agreement, including, without limitation, the rights of any Holder to cause the Company to register Registrable Securities pursuant to this Agreement, without the Company’ consent.  The Company may not assign its rights under this Agreement without the prior written consent of the Investors, which shall not be unreasonably withheld, conditioned or delayed.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(f)   Captions.  The captions to the Sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.

(g)          Time of the Essence.  Time is of the essence under this Agreement.

(h)          Remedies.  Any party having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any party may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the date first above written.

AKORN, INC,
a Louisiana corporation

By:
Name:
Title:

THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989

By:
	Name:	John N. Kapoor
	Title:	Trustee

EJ FUNDS LP
By:	EJ Financial Enterprises, Inc.
Its:	General Partner

By:
John N. Kapoor
President

[Signature Page to Amended and Restated Registration Rights Agreement]